CANTEL MEDICAL CORP.
150 CLOVE ROAD, 9TH FLOOR
LITTLE FALLS, NJ 07424

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMD2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37508-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANTEL MEDICAL CORP.

Cantel's Board of Directors recommends that you vote "**FOR**" each of these proposals. The Mergers (as defined below) are not conditioned upon approval by the Cantel Stockholders of Proposal No. 2.

	For	Against	Abstain
1. **Proposal No. 1: Cantel Merger Proposal.** To adopt the Agreement and Plan of Merger, dated as of January 12, 2021, as such agreement may be amended from time to time, among Cantel, and STERIS plc, Solar New US Holding Co, LLC, which is referred to as US Holdco, and Crystal Merger Sub 1, LLC, which is referred to as Crystal Merger Sub, as amended on March 1, 2021, which provides for a series of mergers (the "Mergers") whereby Grand Canyon Merger Sub, Inc., a Delaware corporation and direct and wholly owned subsidiary of Canyon Newco (as defined below), which is referred to as Canyon Merger Sub, will merge with and into Cantel, with Cantel surviving such merger, followed by the merger of Crystal Merger Sub with and into Canyon HoldCo, Inc., a Delaware corporation and direct and wholly owned subsidiary of Cantel, which is referred to as Canyon Newco, with Canyon Newco surviving such merger, followed by the merger of Canyon Newco with and into US Holdco, with US Holdco surviving such merger, and the other transactions contemplated thereby, pursuant to which Cantel will become an indirect wholly owned subsidiary of STERIS plc and Cantel Stockholders will ultimately receive, for each such share of Cantel's common stock held immediately prior to consummation of the Mergers, (i) 0.33787 ordinary shares, par value $0.001 per share, of STERIS plc, and (ii) $16.93 in cash.	☐	☐	☐

	For	Against	Abstain
2. **Proposal No. 2: Compensation Proposal.** To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Cantel's named executive officers that is based on or otherwise relates to the Mergers.	☐	☐	☐

If you do not specify how you want your proxies to vote, your proxies will vote "**FOR**" approval of each of the above proposals. In addition, your proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE CANTEL SPECIAL MEETING, PLEASE MARK, DATE, AND SIGN THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU VIRTUALLY ATTEND THE CANTEL SPECIAL MEETING.

Please sign below exactly as your name appears on your stock certificate(s). When shares are held jointly, all joint holders should sign. When signing on behalf of a stockholder as attorney, executor, administrator, trustee, or guardian, please give your full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Cantel Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

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PROXY CARD

PROXY SOLICITED BY BOARD OF DIRECTORS FOR
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2021

By signing on the reverse side, you, as a holder of common stock ("Cantel Stockholder") of Cantel Medical Corp. ("Cantel"), appoint Jeffrey Z. Mann and Charles M. Diker as your proxies to represent and vote, in the manner directed below, all the shares of common stock of Cantel held of record by you at the close of business on [•], 2021 at the Special Meeting of Cantel Stockholders (the "Cantel Special Meeting") to be held on [•], 2021, at [•] Eastern Time, and at any adjournment or postponement of the Cantel Special Meeting. This appointment applies to each of them separately and allows them to appoint substitutes as needed. In light of the public health impact of the ongoing COVID-19 pandemic and in order to protect the health and well-being of Cantel Stockholders, the Cantel Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2021SM. There will be no physical in-person meeting.

If you wish to revoke your proxy and vote in person virtually at the Cantel Special Meeting, please register and sign-in no later than [•] Eastern Time so that we can confirm the number of shares eligible to vote. To attend the Cantel Special Meeting, you must have the sixteen-digit control number included on your proxy card or on the instructions accompanying the proxy statement/prospectus mailed to you.

Your proxies will vote on the proposals set forth on the reverse side, each of which is described in the accompanying Cantel Notice of Special Meeting of Stockholders and proxy statements/prospectus, as you specify on this proxy card.